Exhibit 99.1
For release at 6:30 am
Contact:
 Shari Lovell, Director, Shareholder Services — 978.657.7500 Ext. 1121
Chad Rubin, Investor Relations Contact, The Trout Group LLC — 646.378.2947
Media contact:
Rosalba Cano, Spectrum Science Communications — 202.955.6222 Ext. 2579
DUSA AND RIVER’S EDGE ANNOUNCE SETTLEMENT AGREEMENT
INVOLVING NICOMIDE®
River’s Edge product no longer manufactured or distributed
Wilmington, Mass. October 29, 2007 — DUSA Pharmaceuticals, Inc.® (NASDAQ GM: DUSA), and River’s Edge Pharmaceuticals, LLC today announced that they have entered into a settlement and mutual release agreement to dismiss the lawsuit brought by DUSA against River’s Edge asserting a number of claims arising out of River’s Edge’s alleged infringement of U.S. Patent No. 6,979,468 under which DUSA has marketed, distributed and sold Nicomide®. Under the terms of the agreement, River’s Edge acknowledges the validity and enforceability of the Nicomide patent.
     River’s Edge has agreed to make a lump-sum settlement payment to DUSA for damages and will permanently cease the manufacture, distribution and sale of its nicotinamide product, NIC 750. River’s Edge will immediately notify the drug databases that NIC 750 is no longer available.
     “We are very pleased to have fully resolved the dispute with River’s Edge. The settlement underscores DUSA’s commitment to protecting its intellectual property,” said Bob Doman, President and CEO of DUSA Pharmaceuticals, Inc. “We intend for the settlement with River’s Edge to send a strong signal that, moving forward, DUSA will vigorously defend its patent estate and intellectual property.”
     Also, River’s Edge will withdraw and cease participating in the re-examination of Nicomide’s patent by the United States Patent and Trademark Office, and will consent to the return to DUSA of the entire bond, with all accrued interest, that is currently being held by the U.S. District Court, District of New Jersey.

     “DUSA will continue to deploy its strategic Nicomide sales program across the U.S. Our customers and their patients have continued to support Nicomide” concluded Bob Doman.
     As part of the settlement, DUSA has granted a perpetual exclusive license to River’s Edge to manufacture and sell four of its products from the AVAR® line, including AVAR cleanser, AVAR gel, AVAR E-emollient cream and AVAR E-green which are non-strategic for DUSA in exchange for a royalty, including a guaranteed minimum annual royalty, for three years. DUSA will transfer its existing inventory of these products to River’s Edge so that the supply of the products will not be interrupted.
About DUSA Pharmaceuticals
DUSA Pharmaceuticals, Inc. is an integrated dermatology pharmaceutical company focused on the development and marketing of its Levulan® Photodynamic Therapy (PDT) technology platform, and complementary dermatology products. Levulan PDT is currently approved for the treatment of Grade 1 or 2 actinic keratoses of the face or scalp, and is being studied for the treatment of acne. DUSA’s other dermatology products include ClindaReach™, and Nicomide®. DUSA is also researching additional indications for internal uses of Levulan PDT. DUSA is based in Wilmington, Mass. Please visit the company’s website at www.dusapharma.com for more information.
Forward Looking Statements
Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the cessation of commercialization of NIC 750, notification of the databases, intention to demonstrate defense of intellectual property, withdrawal from the USPTO re-exam, consent to return of the bond, deployment of sales strategies, and transfer of inventory. Furthermore, the factors that may cause differing results include the reliance on third parties, maintenance of DUSA’s patent portfolio, the uncertainties of the litigation process and other risks identified in DUSA’s SEC filings from time to time.
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